Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 10/31/2013 11:19 AM
Original ID: 2011-000604684
Amendment ID: 2013-001548423

Profit Corporation
Articles of Amendment

1. Corporation name:

APPTECH CORP.

2. Article(s) 10 is amended as follows:

ARTICLE 10: The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value, par value of shares, shares without par value and series, if any, within a class:
Number of Shares: 1,000,000,000 (One billion)
Class: Common
Series: n/a
Par Value per Share: .001

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

n/a

4. The amendment was adopted on 10/22/2013
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

It is deemed to be in the best interests of this Corporation and its shareholders that the number of shares of authorized common stock should be revised in order to provide for more efficient share structure for the Corporation. This amendment was duly approved by the Board of Directors and shareholder approval was not required.

OR

OCT 28 2013
Secretary of State
Wyoming

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

n/a

Signature: [signature] **Date:** 10/22/2013
(mm/dd/yyyy)

Print Name: Steven Cox

Title: President

Contact Person: Steven Cox

Daytime Phone Number: (760) 707-5951 Email: scox@apptechcorp.com

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.

WRITTEN CONSENT OF THE
BOARD OF DIRECTORS
OF
APPTECH CORP., INC.
a Wyoming corporation

We, the undersigned, members of the Board of Directors of AppTech Corp., a corporation organized under the laws of the State of Wyoming, being the sole members of such Board as presently constituted, do by this writing consent to take the following actions and adopt the following resolution(s):

WHEREAS, it is deemed to be in the best interests of this Corporation and its shareholders that the number of shares of authorized common stock should be revised in order to provide for more efficient share structure for the Corporation; and

NOW, THEREFORE, IT IS HEREBY RESOLVED, that Article 10 of the Articles of Domestication on file with the Wyoming Secretary of State on July 18, 2011 which incorporated the Articles of Incorporation of this Corporation previously filed with the State of Nevada Secretary of State, shall amend to read as follows:

ARTICLE 10: The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value, par value of shares, shares without par value and series, if any, within a class:

Number of Shares:	1,000,000,000 (One billion)
Class:	Common
Series:	n/a
Par Value per Share:	.001

RESOLVED FURTHER, that the Record Date for determining the status of those members of the Board of Directors entitled to vote on this proposed action shall be October 22, 2013; and

RESOLVED FURTHER, that the officers of this Corporation are hereby authorized to take any and all actions to implement the resolution(s) contained herein.

We direct this consent to be filed with the minutes of the proceedings of the Board of Directors of this Corporation.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of Board of Directors as of this 22nd day of October, 2013.

Luke D'Angelo
Executive Director/CEO

Received
OCT 28 2013
Secretary of State
Wyoming